                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                              ____________________

                                  FORM 8-K/A


                                 CURRENT REPORT


                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

                              ____________________

       Date of Report (Date of earliest event reported): AUGUST 28, 1998


                         U.S. XPRESS ENTERPRISES, INC.
            ------------------------------------------------------
            (Exact name of registrant as specified in its charter)


   NEVADA                         0-24806                      62-1378182
--------------              ---------------------          -------------------
  (State of                 (Commission File No.)             (IRS Employer
incorporation)                                             Identification No.)


            2931 SOUTH MARKET STREET, CHATTANOOGA, TENNESSEE  37410
         ------------------------------------------------------------
         (Address of principal executive offices, including zip code)


                                (423) 697-7377
             ----------------------------------------------------
             (Registrant's telephone number, including area code)

                                AMENDMENT NO.1

The undersigned Registrant hereby amends Item 7 of its Current Report on Form 8-K dated September 14, 1998 and files such amended Item 7 herewith.

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS.
------  ------------------------------------

          On August 28, 1998, U.S. Xpress Enterprises, Inc., a Nevada corporation ("Enterprises"), completed the acquisition of PST Vans, Inc., a Utah corporation ("PST"), pursuant to the Agreement and Plan of Merger dated as of July 7, 1998 (the "Merger Agreement") by and among Enterprises, PST Acquisition Corp., a Nevada corporation and a wholly owned subsidiary of Enterprises ("Merger Sub"), and PST. The acquisition was accomplished by means of a merger of PST with and into Merger Sub (the "Merger"). As a result of the Merger, PST became a wholly owned subsidiary of, and will be operated by existing management of, Enterprises.

          Holders of common stock of PST, par value $0.001 per share ("PST Common Stock"), will be entitled to receive in exchange for each share of PST Common Stock (i) 0.2381 shares of the common stock of Enterprises, par value $0.01 per share ("Enterprises Common Stock") plus (ii) $2.71 in cash (the "Merger Consideration").

          The total consideration to be paid by Enterprises to the former PST stockholders will consist of up to 1,100,000 shares of Enterprises Common Stock and $12,500,000 in cash. The cash portion of the purchase price was financed with the proceeds from an existing credit facility arranged through a syndicate of banks and cash on hand at Enterprises.

          BankBoston, N.A. will serve as the exchange agent (the "Exchange Agent") for payment and issuance of the Merger Consideration. As soon as reasonably practicable, the Exchange Agent will mail or deliver a letter of transmittal to each person who was a holder of record of PST Common Stock at the effective time of the Merger. The letter of transmittal will contain instructions for surrendering certificates formerly representing shares of PST Common Stock in exchange for the cash and shares of Enterprises Common Stock that such holder has a right to receive.

          The foregoing description does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is attached hereto as Exhibit 2 and incorporated herein by reference.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.
------   ---------------------------------

   (a)   Financial Statements of Business Acquired:

         Report of independent public accountants

         Balance Sheets as of June 30, 1998 (unaudited) and December 31, 1997 and 1996

         Statements of Operations for the six month periods ended June 30, 1998 and 1997 (unaudited) and the years ended December 31, 1997, 1996 and 1995

         Statements of Stockholders' Equity for the six month period ended June 30, 1998 (unaudited) and the years ended December 31, 1997, 1996 and 1995

         Statements of Cash Flows for the six month periods ended June 30, 1998 and 1997 (unaudited) and the years ended December 31, 1997, 1996 and 1995

         Notes to Financial Statements

   (b)   Pro Forma Financial Information:

         Pro forma condensed balance sheet as of June 30, 1998

         Pro forma statements of operations for the year ended December 31, 1997 and the six months ended June 30, 1998

         Notes to pro forma financial statements

                   REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To PST Vans, Inc.:

  We have audited the accompanying balance sheets of PST Vans, Inc., (a Utah corporation) as of December 31, 1997 and 1996, and the related statements of operations, stockholders' equity and cash flows for each of the three years in the period ended December 31, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

  We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of PST Vans, Inc. as of December 31, 1997 and 1996, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 1997 in conformity with generally accepted accounting principles.

Arthur Andersen LLP

Salt Lake City, Utah
February 11, 1998 (except with respect
  to matters discussed in Note 11 and the
  first paragraph of Note 4 as to which
  the date is July 13, 1998.)

                                 PST VANS, INC.

                                 BALANCE SHEETS

                                                       DECEMBER 31,
                                     JUNE 30,    -------------------------
                                       1998          1997         1996
                                   ------------  ------------  -----------
                                   (UNAUDITED)
             ASSETS
CURRENT ASSETS:
  Cash...........................  $    531,522  $  1,282,255  $ 4,098,361
  Receivables, net of allowance
   for doubtful accounts of
   $919,000, $908,000 and
   $806,000, respectively........    18,530,380    17,087,038   14,607,292
  Deposits.......................       475,867       343,867      353,437
  Prepaid expenses and other.....       508,056     3,097,538    3,258,669
  Inventories and operating
   supplies......................     1,201,343       726,853      689,875
                                   ------------  ------------  -----------
    TOTAL CURRENT ASSETS.........    21,247,168    22,537,551   23,007,634
                                   ------------  ------------  -----------
PROPERTY AND EQUIPMENT, at cost,
 net of accumulated depreciation
 and amortization of $26,726,155,
 $26,399,259 and $23,282,064,
 respectively....................    51,250,744    48,265,324   58,116,763
                                   ------------  ------------  -----------
GOODWILL, net of accumulated
 amortization of $3,681,614,
 $3,568,297 and $3,296,334,
 respectively....................     8,204,205     8,340,187    8,612,150
                                   ------------  ------------  -----------
OTHER ASSETS, net................       306,405       332,632      523,539
                                   ------------  ------------  -----------
    TOTAL ASSETS.................  $ 81,008,522  $ 79,475,694  $90,260,086
                                   ============  ============  ===========
  LIABILITIES AND STOCKHOLDERS'
             EQUITY
CURRENT LIABILITIES:
  Revolving line of credit.......  $  7,691,880  $  4,762,493  $       --
  Current portion of long-term
   obligations...................     7,002,587     3,037,018    1,388,581
  Current portion of capitalized
   lease obligations.............    16,278,324    23,599,973   18,708,614
  Accounts payable...............     3,346,328     7,306,459    4,140,985
  Current portion of accrued
   claims payable................     2,964,494     3,990,958    5,456,316
  Accrued liabilities............     2,689,710     3,271,718    2,469,915
                                   ------------  ------------  -----------
    TOTAL CURRENT LIABILITIES....    39,973,323    45,968,619   32,164,411
                                   ------------  ------------  -----------
LONG-TERM ACCRUED CLAIMS PAYABLE,
 net of current portion..........       901,486     1,257,429    1,429,227
                                   ------------  ------------  -----------
LONG-TERM OBLIGATIONS, net of
 current portion.................     8,295,726     3,985,909    1,986,214
                                   ------------  ------------  -----------
CAPITALIZED LEASE OBLIGATIONS,
 net of current portion..........    13,661,598    10,752,721   32,907,995
                                   ------------  ------------  -----------
COMMITMENTS AND CONTINGENCIES
 (Notes 1 and 7)
STOCKHOLDERS' EQUITY:
  Preferred stock, no par value,
   5,000,000 shares authorized,
   none issued...................           --            --           --
  Common stock, $.001 par value,
   20,000,000 shares authorized,
   4,253,152, 4,239,945 and
   4,217,157 shares issued,
   respectively..................         4,254         4,240        4,217
  Additional paid-in capital.....    49,847,277    49,812,539   49,759,238
  Accumulated deficit............   (31,675,143)  (32,305,763) (27,991,216)
                                   ------------  ------------  -----------
    TOTAL STOCKHOLDERS' EQUITY...    18,176,389    17,511,016   21,772,239
                                   ------------  ------------  -----------
    TOTAL LIABILITIES AND
     STOCKHOLDERS' EQUITY........  $ 81,008,522  $ 79,475,694  $90,260,086
                                   ============  ============  ===========

                                 PST VANS, INC.

                            STATEMENTS OF OPERATIONS

                            FOR THE SIX MONTHS
                              ENDED JUNE 30,           FOR THE YEARS ENDED DECEMBER 31,
                          ------------------------  ----------------------------------------
                             1998         1997          1997          1996          1995
                          -----------  -----------  ------------  ------------  ------------
                                (UNAUDITED)
REVENUES................  $70,880,355  $69,836,519  $143,737,430  $147,418,904  $164,794,366
                          -----------  -----------  ------------  ------------  ------------
COSTS AND EXPENSES:
  Salaries, wages and
   benefits.............   19,624,992   21,500,462    44,360,224    43,847,942    45,208,090
  Purchased transporta-
   tion.................   17,424,498   12,850,590    25,578,176    32,393,331    41,280,895
  Fuel and fuel taxes...    8,575,997   10,894,659    22,532,582    20,555,431    21,245,011
  Revenue equipment
   lease expense........    1,218,907    3,586,087     7,576,456     8,021,676    12,224,340
  Maintenance...........    5,342,102    3,820,623     8,662,947     7,491,155     8,822,454
  Insurance and claims..    4,563,277    5,034,696    11,384,315    11,942,008     9,315,173
  General supplies and
   expenses.............    3,151,865    2,703,089     5,930,058     5,558,052     5,995,821
  Taxes and licenses....    1,410,276    1,419,946     2,775,614     3,309,478     3,445,040
  Communications and
   utilities............      809,471    1,522,326     2,801,757     3,429,699     3,561,698
  Depreciation and amor-
   tization.............    5,659,123    6,161,538    11,910,563    13,174,606     8,803,585
  (Gain) loss on sale of
   equipment............      (59,954)     (30,361)       12,875    (1,613,842)     (150,940)
  Amortization of good-
   will.................      135,983      135,981       271,963       271,963       271,963
                          -----------  -----------  ------------  ------------  ------------
    Total Operating Ex-
     penses.............   67,856,537   69,599,636   143,797,530   148,381,499   160,023,130
                          -----------  -----------  ------------  ------------  ------------
OPERATING INCOME
 (LOSS).................    3,023,818      236,883       (60,100)     (962,595)    4,771,236
                          -----------  -----------  ------------  ------------  ------------
OTHER INCOME (EXPENSE):
  Interest expense......   (2,399,123)  (2,203,878)   (4,359,888)   (5,080,202)   (4,283,463)
  Other, net............       30,925       41,649       105,441       182,032       147,408
                          -----------  -----------  ------------  ------------  ------------
                           (2,368,198)  (2,162,229)   (4,254,447)   (4,898,170)   (4,136,055)
                          -----------  -----------  ------------  ------------  ------------
INCOME (LOSS) BEFORE
 PROVISION FOR INCOME
 TAXES..................      655,620   (1,925,346)   (4,314,547)   (5,860,765)      635,181
PROVISION FOR INCOME
 TAXES..................      (25,000)         --            --            --        251,532
                          -----------  -----------  ------------  ------------  ------------
NET INCOME (LOSS).......  $   630,620  $(1,925,346) $ (4,314,547) $ (5,860,765) $    383,649
                          ===========  ===========  ============  ============  ============
NET INCOME (LOSS) PER
 COMMON SHARE--BASIC....  $      0.15  $     (0.46) $      (1.02) $      (1.39) $       0.10
                          ===========  ===========  ============  ============  ============
NET INCOME (LOSS) PER
 COMMON SHARE--DILUTED..  $      0.14  $     (0.46) $      (1.02) $      (1.39) $       0.10
                          ===========  ===========  ============  ============  ============
WEIGHTED AVERAGE COMMON
 SHARES OUTSTANDING--
 BASIC..................    4,253,152    4,226,880     4,233,467     4,212,211     3,877,528
                          ===========  ===========  ============  ============  ============
WEIGHTED AVERAGE COMMON
 SHARES OUTSTANDING--
 DILUTED................    4,360,602    4,226,880     4,233,467     4,212,211     3,949,526
                          ===========  ===========  ============  ============  ============

                                 PST VANS, INC.

                       STATEMENTS OF STOCKHOLDERS' EQUITY

                                        ADDITIONAL                    TOTAL
                                COMMON   PAID-IN    ACCUMULATED   STOCKHOLDERS'
                                 STOCK    CAPITAL     DEFICIT         EQUITY
                                ------- ----------- ------------  --------------
BALANCE, December 31, 1994....  $2,600  $27,984,629 $(22,514,100)  $ 5,473,129
 Sale of 1,600,000 shares of
  common stock in connection
  with initial public offer-
  ing, net....................   1,600   21,633,753          --     21,635,353
 Issuance of 9,409 shares of
  common stock as satisfaction
  of $112,903 general
  unsecured claims............       9      112,894          --        112,903
 Net income...................     --           --       383,649       383,649
                                ------  ----------- ------------   -----------
BALANCE, December 31, 1995....   4,209   49,731,276  (22,130,451)   27,605,034
 Sale of 7,748 shares of com-
  mon stock to employees......       8       27,962          --         27,970
 Net loss.....................     --           --    (5,860,765)   (5,860,765)
                                ------  ----------- ------------   -----------
BALANCE, December 31, 1996....   4,217   49,759,238  (27,991,216)   21,772,239
 Sale of 22,788 shares of com-
  mon stock to employees......      23       53,301          --         53,324
 Net loss.....................     --           --    (4,314,547)   (4,314,547)
                                ------  ----------- ------------   -----------
BALANCE, December 31, 1997....   4,240   49,812,539  (32,305,763)   17,511,016
 Sale of 13,582 shares of com-
  mon stock to employees (un-
  audited)....................      14       34,739          --         34,753
 Net income (unaudited).......     --           --       630,620       630,620
                                ------  ----------- ------------   -----------
BALANCE, June 30, 1998 (unau-
 dited).......................  $4,254  $49,847,278 $(31,675,143)  $18,176,389
                                ======  =========== ============   ===========

                                 PST VANS, INC.

                            STATEMENTS OF CASH FLOWS

                           FOR THE SIX MONTHS
                              ENDED JUNE 30,          FOR THE YEARS ENDED DECEMBER 31,
                          ------------------------  ---------------------------------------
                             1998         1997          1997          1996         1995
                          -----------  -----------  ------------  ------------  -----------
                                (UNAUDITED)
CASH FLOWS FROM OPERAT-
 ING ACTIVITIES:
 Net (loss) income......  $   630,620  $(1,925,346) $ (4,314,547) $ (5,860,765) $   383,649
                          -----------  -----------  ------------  ------------  -----------
 Adjustments to
  reconcile net (loss)
  income to net cash
  provided by operating
  activities--
 Depreciation and amor-
  tization..............    5,659,123    6,161,538    11,910,563    13,174,605    8,803,585
 Provision for losses on
  accounts receivable...       73,243      235,652       936,697     1,280,634    1,097,890
 Amortization of good-
  will..................      135,983      135,981       271,963       271,963      271,963
 (Gain) loss on sale of
  equipment.............      (59,954)     (30,361)       12,875    (1,613,842)    (150,940)
 (Increase) decrease in
  receivables...........   (1,516,585)    (560,036)   (3,416,443)      347,648   (1,722,103)
 Decrease in deposits...     (132,000)      32,955         9,570       632,515    2,876,942
 (Increase) decrease in
  prepaid expenses and
  other.................    1,896,195      930,025       161,132       830,326   (1,361,156)
 (Increase) decrease in
  inventories and oper-
  ating supplies........      218,797       36,155       (36,978)      (47,145)     (77,773)
 Decrease in other as-
  sets, net.............       26,227      236,792       190,907        17,823    2,265,931
 Increase (decrease) in
  accounts payable......   (3,960,131)    (476,804)    3,165,474      (368,849)    (285,119)
 Increase (decrease) in
  accrued claims pay-
  able..................   (1,382,407)     (98,552)   (1,637,156)    1,148,468      717,283
 Increase (decrease) in
  accrued liabilities...     (582,007)     236,344       801,808      (786,981)  (1,525,566)
                          -----------  -----------  ------------  ------------  -----------
  Total adjustments.....      376,484    6,839,689    12,370,412    14,887,165   10,910,937
                          -----------  -----------  ------------  ------------  -----------
  Net cash flows pro-
   vided by operating
   activities...........    1,007,104    4,914,343     8,055,865     9,026,400   11,294,586
                          -----------  -----------  ------------  ------------  -----------
CASH FLOWS FROM
 INVESTING ACTIVITIES:
 Proceeds from sale of
  equipment.............      203,388    1,400,038     3,194,556     4,323,495    1,163,436
 Acquisition of property
  and equipment.........   (8,787,978)  (2,367,673)   (5,349,216)     (988,590)  (9,480,079)
                          -----------  -----------  ------------  ------------  -----------
  Net cash flows
   provided by (used in)
   investing
   activities...........   (8,584,590)    (967,635)   (2,154,660)    3,334,905   (8,316,643)
                          -----------  -----------  ------------  ------------  -----------
CASH FLOWS FROM FINANC-
 ING ACTIVITIES:
 Proceeds from revolving
  line of credit, net...    2,929,387    1,661,634     4,762,493           --           --
 Principal payments on
  capitalized lease ob-
  ligations.............   (4,412,772)  (6,413,176)  (11,568,432)  (10,774,663)  (6,478,232)
 Principal payments on
  long-term obliga-
  tions.................   (2,481,198)  (1,276,953)   (2,039,296)   (1,766,232)  (2,234,107)
 Proceeds from sale of
  common stock to em-
  ployees...............          --           --         53,324        27,970          --
 Proceeds from sale of
  common stock, net.....       34,752       27,660           --            --    21,635,353
 Purchase of accounts
  receivable from fac-
  tor...................          --           --            --            --    (9,063,711)
 Decrease in advanced
  from factor...........          --           --            --            --    (5,336,289)
 Proceeds from long-term
  obligations...........   10,756,584       74,601        74,600           --     1,983,824
                          -----------  -----------  ------------  ------------  -----------
  Net cash flows (used
   in) provided by fi-
   nancing activities...    6,826,753   (5,926,234)   (8,717,311)  (12,512,925)     506,838
                          -----------  -----------  ------------  ------------  -----------
NET INCREASE (DECREASE)
 IN CASH................     (750,733)  (1,979,526)   (2,816,106)     (151,620)   3,484,781
                          -----------  -----------  ------------  ------------  -----------
CASH AT BEGINNING OF PE-
 RIOD...................    1,282,255    4,098,361     4,098,361     4,249,981      765,200
                          -----------  -----------  ------------  ------------  -----------
CASH AT END OF PERIOD...  $   531,522  $ 2,118,835  $  1,282,255  $  4,098,361  $ 4,249,981
                          ===========  ===========  ============  ============  ===========
SUPPLEMENTAL DISCLOSURES
 OF CASH FLOW INFORMA-
 TION:
 Cash paid for --
 Interest...............  $ 2,418,024  $ 2,261,248  $  4,438,378  $  5,115,442  $ 4,106,793
                          ===========  ===========  ============  ============  ===========
 Income taxes...........  $    17,840  $    17,434  $     31,040  $     90,659  $ 1,691,615
                          ===========  ===========  ============  ============  ===========
SUPPLEMENTAL SCHEDULE OF
 NONCASH INVESTING AND
 FINANCING ACTIVITIES:
 Equipment acquired
  through capitalized
  lease obligations.....  $       --   $       --   $        --   $        --   $51,475,706
                          ===========  ===========  ============  ============  ===========

                                PST VANS, INC.

                         NOTES TO FINANCIAL STATEMENTS
                (INCLUDING NOTES RELATED TO UNAUDITED PERIODS)

(1) NATURE OF BUSINESS

  PST Vans, Inc. ("PST") is a nationwide common motor carrier with 48-state general commodity and contract operating authorities. PST provides dry van truckload services focused on serving three markets in the United States; transcontinental, intrawest and midwest-southeast. PST transports a wide variety of freight, much of which is time sensitive, including paper products, retail products, non-perishable food products, tires and electronic equipment.

Reorganization Under Chapter 11

  On June 2, 1993, PST filed a voluntary petition in the United States Bankruptcy Court for the District of Utah to reorganize under Chapter 11 of the United States Bankruptcy Code. During the period from June 2, 1993 to March 7, 1994, the Company operated as a debtor-in-possession under the supervision of the Bankruptcy Court. As of December 31, 1997 and 1996, approximately $198,000 and $334,000, respectively, of the estimated liabilities subject to compromise remain outstanding and are included in long-term obligations. All other amounts subject to compromise have been converted to equity, paid or forgiven.

  The Plan of Reorganization (the "Plan") required the Company to pay any remaining portion of general unsecured claims in the event of an initial public offering (IPO) within the five year period subsequent to January 1, 1994. The Plan allowed for each unsecured creditor to elect to: 1) receive cash equal to the amount of the unpaid balance of its unsecured claim from the proceeds of the IPO, or 2) use the unpaid balance of its unsecured claim to subscribe to stock to be issued pursuant to the IPO, which stock was to be issued at a 20 percent discount from the initial offering price. In connection with the IPO, the Company paid approximately $1,150,000 to general unsecured creditors and issued 9,409 shares of common stock to its Chief Executive Officer and significant stockholder.

(2) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Revenue Recognition

  Revenue is recognized as services are performed. The Company allocates revenue between reporting periods based on relative transit time in each reporting period and recognizes direct expenses as incurred.

Receivables and Advances from Factor

  Prior to the IPO of the Company's common stock in March 1995, PST sold and factored a significant portion of its trade accounts receivable with a finance company. The terms of the factoring agreement allowed for the sale of accounts both with and without recourse depending upon the customer. Until March 31, 1995, substantially all of the Company's receivables were sold to the finance company. The finance company also provided advances to the Company against freight bills for which documentation was incomplete. As the Company supplied all required documentation to the finance company, the completed freight bills were sold.

Deposits and Other Assets, net

  PST is required to keep certain amounts on deposit with various companies related to insurance, fuel purchases and certain leasing agreements. The Company had approximately $344,000 and $303,000 in deposits with insurance carriers at December 31, 1997 and 1996, respectively and $50,000 with lessors and fuel vendors at December 31, 1996.

Inventories and Operating Supplies

  Inventories consist primarily of tires, fuel and maintenance parts for revenue equipment. Inventories are stated at the lower of first-in, first-out
(FIFO) cost or market value.

                                PST VANS, INC.

                (INCLUDING NOTES RELATED TO UNAUDITED PERIODS)


Property and Equipment

  Property and equipment are recorded at cost and depreciated or amortized based on the straight-line method over their estimated useful economic lives, taking into consideration salvage values for purchased property and residual values for equipment held under capital leases. Leasehold improvements are amortized over the terms of the respective leases or the estimated economic useful lives of the assets, whichever is shorter.

  Expenditures for routine maintenance and repairs are charged to operating expense as incurred. Major overhauls and betterments are capitalized and depreciated over their estimated economic useful lives. Tires purchased as part of revenue equipment are capitalized as a cost of equipment. Replacement tires are expensed when placed in service. Upon the disposal of property and equipment, the cost and accumulated depreciation are removed from the accounts and any gain or loss is included in the determination of income or loss.

  Property and equipment consists of the following:

                                       EST. USEFUL
                                      LIVES (YEARS)     1997          1996
                                      ------------- ------------  ------------
   Land..............................               $  1,182,421  $  1,182,421
   Revenue equipment.................     2-10        66,443,716    73,453,974
   Buildings and improvements........     5-30         3,546,529     3,477,645
   Furniture and fixtures............     5-10         2,160,823     1,953,389
   Other Equipment...................      3-5         1,331,094     1,331,398
                                                    ------------  ------------
                                                      74,664,583    81,398,827
   Less Accumulated depreciation and
    amortization.....................                (26,399,259)  (23,282,064)
                                                    ------------  ------------
                                                    $ 48,265,324  $ 58,116,763
                                                    ============  ============

Goodwill

  Goodwill is being amortized on a straight line basis over forty years. The Company continually evaluates whether events and circumstances have occurred that indicate the remaining balance may not be recoverable. When factors indicate goodwill should be evaluated for possible impairment, the Company uses an estimate of the discounted future cash flows over the life of the goodwill and comparable market information in measuring whether the amount is recoverable.

Income Taxes

  The Company recognizes a liability or asset for the deferred tax consequences of all temporary differences between the tax bases of assets or liabilities and their reported amounts in the financial statements. These temporary differences will result in taxable or deductible amounts in future years when the reported amounts of the assets or liabilities are recovered or settled. The deferred tax assets are reviewed for recoverability and valuation allowances are provided as necessary.

Insurance Coverage and Accrued Claims Payable

  The Company maintains insurance for losses related to public liability, property damage, cargo and worker's compensation claims in amounts it considers sufficient. Nevertheless, the Company could be adversely affected if it incurred a liability as a result of claims in excess of its policy limits or a significant volume of claims below its deductible limits. The Company maintains loss prevention programs in an effort to minimize this risk. The Company estimates and accrues a liability for its share of ultimate settlements using all available information including the services of a third party insurance risk claims administrator to assist in establishing reserve levels

                                PST VANS, INC.

                 (INCLUDING NOTES RELATED TO UNAUDITED PERIODS)

for each occurrence based on the facts and circumstances of the occurrence coupled with the Company's past history of such claims. The Company accrues for worker's compensation and automobile liabilities when reported, typically the same day as the occurrence. Additionally, the Company accrues an estimated liability for incurred but not reported claims. Expense depends upon actual loss experience and changes in estimates of settlement amounts for open claims which have not been fully resolved. The Company provides for adverse loss developments in the period when new information so dictates. The amounts the Company will ultimately pay on its claims outstanding as of December 31, 1997 could differ materially in the near term from amounts accrued in the accompanying December 31, 1997 balance sheet.

  Based upon historical and projected trends in claims payments, the Company has classified the claims payable in current and long term components in the accompanying balance sheets.

Net Income (Loss) Per Common Share

  Basic net income (loss) per common share ("Basic EPS") excludes dilution and is computed by dividing net income (loss) by the weighted average number of common shares outstanding during the year. Diluted net income (loss) per common share ("Diluted EPS") reflects the potential dilution that could occur if stock options or other common stock equivalents were exercised or converted into common stock. The computation of Diluted EPS does not assume exercise or conversion of securities that would have an anti-dilutive effect on net income
(loss) per common share. In periods where losses are recorded, common stock equivalents would decrease the net loss per common share and are therefore not considered in the calculation of weighted average common shares outstanding for Diluted EPS. Net income (loss) per common share amounts and share data have been restated for all years presented in the accompanying financial statements to reflect Basic and Diluted EPS.

  The following is a reconciliation of the numerator and denominator of Basic EPS to the numerator and denominator of Diluted EPS for all years presented in the accompanying financial statements

                                    NET INCOME (LOSS)     SHARES      PER SHARE
                                       (NUMERATOR)     (DENOMINATOR)    AMOUNT
                                    -----------------  -------------  ----------
Six Months Ended June 30, 1998
  Basic EPS........................     $   630,620      4,253,152      $ 0.15
  Effect of Stock Options..........              --        107,450         --
                                        -----------      ---------      ------
  Diluted EPS......................     $   630,620      4,360,602      $ 0.14
                                        ===========      =========      ======
Six Months Ended June 30, 1997
  Basic EPS........................     $(1,925,346)     4,226,880      $(0.46)
  Effect of Stock Options..........              --            --          --
                                        -----------      ---------      ------
  Diluted EPS......................     $(1,925,346)     4,226,880      $(0.46)
                                        ===========      =========      ======
Year Ended December 31, 1997
  Basic EPS........................     $(4,314,547)     4,233,467      $(1.02)
  Effect of Stock Options..........              --            --          --
                                        -----------      ---------      ------
  Diluted EPS......................     $(4,314,547)     4,233,467      $(1.02)
                                        ===========      =========      ======
Year Ended December 31, 1996
  Basic EPS........................     $(5,860,765)     4,212,211      $(1.39)
  Effect of Stock Options..........              --            --          --
                                        -----------      ---------      ------
  Diluted EPS......................     $(5,860,765)     4,212,211      $(1.39)
                                        ===========      =========      ======
Year Ended December 31, 1995
  Balance EPS......................     $   383,649      3,887,528      $ 0.10
  Effect of Stock Options..........              --         61,998         --
                                        -----------      ---------      ------
  Diluted EPS......................     $   383,649      3,949,526      $ 0.10
                                        ===========      =========      ======

                                PST VANS, INC.

                (INCLUDING NOTES RELATED TO UNAUDITED PERIODS)

  As of June 30, 1998 and 1997 and December 31, 1997, 1996, and 1995, there were outstanding options to purchase 49,400, 111,000, 340,000, 111,000 and 99,002 shares of common stock, respectively, that were not included in the computation of Diluted EPS because the options' exercise prices were greater than the average market price of the common shares or because their inclusion would have been anti-dilutive.

Pervasiveness of Estimates

  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Recent Accounting Pronouncement

  In June 1997, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 131, "Disclosures About Segments for an Enterprise and Related Information." This statement establishes new standards for public companies to report information about operating segments, products and services, geographic areas and major customers. This statement is effective for periods beginning after December 15, 1997.

(4) REVOLVING LOAN AGREEMENTS

The Bank of New York

  On March 7, 1994, the Company signed a $9,500,000 Revolving Loan Agreement (the "Agreement") with The Bank of New York. The Agreement contains a letter of credit facility. The maximum principal amount of outstanding advances under the Agreement cannot exceed the lesser of (1) $9,500,000 less the aggregate amount outstanding with respect to letters of credit (whether drawn or undrawn), or (2) $1,000,000. On March 21, 1997, the Agreement was amended such that certain financial covenants were deleted. Additionally, the amendment changed the expiration date to December 31, 1997, and required that all remaining letters of credit be terminated according to a stipulated schedule, but no later than the expiration of the Agreement. On March 31, 1998, the agreement was extended effective December 31, 1997, to May 15, 1998. As of December 31, 1997, letters of credit totaling $4,830,000 were outstanding under the Agreement. As outstanding letters of credit issued under this credit facility expire, the maximum commitment available under this credit facility will be reduced by the amount of the expiring letters of credit. The amended Agreement requires the Company to maintain specified levels of tangible net worth through the expiration of the Agreement. As of July 13, 1998, the Company is in default under the Agreement; however, the bank has allowed the letters of credit to remain outstanding while the Company continues negotiations with third parties to replace the facility.

Congress Financial Corporation (Northwest)

  The Company has an $11,500,000 Loan and Security Agreement (the "Congress Agreement") with Congress Financial Corporation (Northwest). The Congress Agreement contains a letter of credit facility supporting letters of credit up to $7,000,000 and a revolving loan facility that is secured by eligible accounts receivable. The letter of credit facility requires the Company to maintain a pledged certificate of deposit of $1,000,000 for letters of credit outstanding up to $3,500,000, unless the Company allows its cash receipts to flow through a bank account designated by the Congress Agreement. The Congress Agreement expires August 6, 1999. As of December 31, 1997, the balance under the line of credit was $4,762,493 and letters of credit totaling $5,616,000 were outstanding, leaving a balance available to the Company of $1,121,507 under the Congress Agreement. Additionally, the Congress Agreement restricts the payment of dividends.

                                 PST VANS, INC.

                 (INCLUDING NOTES RELATED TO UNAUDITED PERIODS)


 (5) LONG-TERM OBLIGATIONS

  Long-term obligations consisted of the following:

                                                               DECEMBER 31,
                                                        ------------------------
                                                           1997         1996
                                                        -----------  -----------
  Notes payable to finance companies, interest at the
   "1-month" commercial paper rate plus 3.80 percent
   (9.29 percent at December 31, 1997), payable in
   monthly installments of $134,220 through November
   1999, secured by revenue equipment.................  $ 2,899,950  $       --

  Notes payable to a finance company, interest at 9.50
   percent payable in monthly installments of $249,849
   through January 2000, secured by revenue
   equipment..........................................    2,250,781          --

  Notes payable to finance companies, interest rates
   ranging from 8.00 to 8.05 percent, payable in
   monthly installments ranging from $10,285 to
   $51,218 through December 2003, secured by revenue
   equipment..........................................    1,357,767    1,844,230

  Payables to tax creditors, interest at applicable
   statutory rates, due in monthly installments of
   $11,576 through 2000...............................      197,916      258,910

  Notes payable to a bank, interest at 9 percent,
   payable in monthly installments of $3,473 through
   March 2000, secured by revenue equipment...........       42,296          --

  Mortgage payable to a bank, paid in full in January
   1997...............................................          --       829,073
  Other...............................................      274,217      442,582
                                                        -----------  -----------
                                                          7,022,927    3,374,795
  Less Current portion................................   (3,037,018)  (1,388,581)
                                                        -----------  -----------
                                                        $ 3,985,909  $ 1,986,214
                                                        ===========  ===========

  As of December 31, 1997, maturities of long-term obligations are as follows:

   Year Ending December 31:
     1998................................................  $3,037,018
     1999................................................   2,793,133
     2000................................................     217,594
     2001................................................     202,303
     2002................................................     219,204
     Thereafter..........................................     553,675
                                                           ----------
                                                           $7,022,927
                                                           ==========

                                PST VANS, INC.

                (INCLUDING NOTES RELATED TO UNAUDITED PERIODS)


(6) INCOME TAXES

  The components of deferred taxes are as follows:

                                                            DECEMBER 31,
                                                       ------------------------
                                                          1997         1996
                                                       -----------  -----------
   Deferred tax assets:
     Allowance for doubtful accounts.................. $   412,279  $   319,359
     Accrued claims payable...........................   1,828,806    1,889,956
     General business credit carry forward............     574,147      574,147
     Workers compensation accrual.....................     290,153      204,359
     Alternative minimum tax credit carry forward.....     456,984      456,984
     Depreciation and leases..........................         --       422,001
     Net operating loss carry forward.................   3,385,750      654,967
     Other............................................     256,999      291,808
                                                       -----------  -----------
       Total deferred tax assets......................   7,205,118    4,813,581
   Valuation allowance................................  (6,218,822)  (4,689,624)
                                                       -----------  -----------
   Deferred assets, net of valuation allowance........     986,296      123,957
   Deferred tax liability:
     Depreciation and leases..........................    (862,339)         --
                                                       -----------  -----------
       Net deferred tax assets........................ $   123,957  $   123,957
                                                       ===========  ===========

  Management believes that, based upon the lack of cumulative profits in the previous three years, sufficient uncertainty exists regarding the realizability of the deferred tax asset such that a valuation allowance has been recorded. Accordingly, the deferred tax assets have been reduced by an approximately $6,219,000 valuation allowance at December 31, 1997. Realization of the net deferred tax asset is dependent on generating sufficient taxable income in future years to support the ability to use these deductions. Although the realization of the net deferred tax assets are not assured, management believes that it is more likely than not that all of the net deferred tax assets will be realized. The amount of the net deferred tax assets considered realizable, however, could be reduced in the near term based upon changing conditions.

  The provision (benefit) for income taxes for the years ended December 31, 1997, 1996, and 1995 consisted of the following:

                                                 1997        1996       1995
                                              ----------  ----------  --------
   Current:
     Federal................................. $      --   $ (590,588) $379,203
     State...................................    (16,021)    (86,582)  110,182
                                              ----------  ----------  --------
                                                 (16,021)   (677,170)  489,385
                                              ----------  ----------  --------
   Deferred:
     Federal................................. (1,319,704) (1,292,515)  (43,609)
     State...................................   (193,473)   (189,487)  (12,671)
     Change in valuation allowance...........  1,529,198   2,159,172  (181,573)
                                              ----------  ----------  --------
                                                  16,021     677,170  (237,853)
                                              ----------  ----------  --------
                                              $      --   $      --   $251,532
                                              ==========  ==========  ========

                                PST VANS, INC.

                (INCLUDING NOTES RELATED TO UNAUDITED PERIODS)


  The Company's effective income tax rate for the years ended December 31, 1997, 1996, and 1995 was different from the statutory federal income tax rate for the following reasons:

                                                          1997    1996    1995
                                                          -----   -----   -----
   Statutory federal income tax rate..................... (35.0)% (35.0)%  35.0%
   State income taxes, net of federal benefit............  (4.6)   (4.6)    4.6
   Nondeductible items:
     Amortization of goodwill............................   2.5     1.8    17.0
     Other...............................................   1.7     1.0    11.6
   Change in valuation allowance.........................  35.4    36.8   (28.6)
                                                          -----   -----   -----
   Effective income tax rate.............................    --%     --%   39.6%
                                                          =====   =====   =====

  The Company has general business credit and alternative minimum tax credit carryforwards at December 31, 1997, of $574,147 and $456,984, respectively. For income tax purposes, the Company had approximately $3,385,750 of net operating loss carryforward at December 31, 1997. The net operating loss carryforward expires in 2012.

(7) Commitments and Contingencies

Capitalized Lease Obligation

  Certain revenue equipment is leased under capital lease agreements. The following is a summary of assets held under capital lease agreements:

                                                           DECEMBER 31,
                                                     --------------------------
                                                         1997          1996
                                                     ------------  ------------
   Revenue equipment................................ $ 53,015,303  $ 67,438,725
   Other............................................    1,325,504     1,325,504
                                                     ------------  ------------
                                                       54,340,807    68,764,229
   Less Accumulated amortization....................  (21,486,148)  (18,910,825)
                                                     ------------  ------------
                                                     $ 32,854,659  $ 49,853,404
                                                     ============  ============

  The following is a schedule by year of future minimum lease payments under the capital leases together with the value of the net minimum lease payments at December 31, 1997:

Year Ending December 31:
  1998............................................................ $ 25,488,538
  1999............................................................    2,823,867
  2000............................................................    2,638,099
  2001............................................................    2,638,099
  2002............................................................    4,827,606
                                                                   ------------
    Total net minimum lease payments..............................   38,416,209
Less amount representing interest.................................   (4,063,515)
                                                                   ------------
Present value of net premium lease payments.......................   34,352,694
Less current portion..............................................  (23,599,973)
                                                                   ------------
                                                                   $ 10,752,721
                                                                   ============

Operating Leases

  The Company is committed under noncancellable operating leases involving revenue equipment and facilities. Rent expense for all operating leases was approximately $7,548,000, $8,022,000 and $12,224,000 for

                                PST VANS, INC.

                (INCLUDING NOTES RELATED TO UNAUDITED PERIODS)


the years ended December 31, 1997, 1996, and 1995, respectively. The following is a schedule of future lease commitments under noncancellable operating leases at December 31,1997:

   Year Ending December 31:
     1998............................................................ $4,208,548
     1999............................................................  2,883,724
     2000............................................................  1,779,521
     2001............................................................    992,944
                                                                      ----------
                                                                      $9,864,737
                                                                      ==========

  The Company's operating lease payments are made in arrears. At December 31, 1997 and 1996, the Company classified approximately $436,000 and $461,000 of accrued operating lease payments in "Accrued Liabilities" in the accompanying balance sheets.

Letters of Credit

  The Company had outstanding letters of credit related to insurance coverage and certain lease agreements totaling approximately $10,446,000 at December 31, 1997. These letters of credit mature at various times through June 30, 1998.

Fuel Purchase Commitments

  As of December 31, 1997, the Company had entered into various fuel purchase contracts totaling approximately $3,600,000. These contracts expire at various times through December 31, 1998. These arrangements are intended to reduce the Company's vulnerability to rapid increases in the price of fuel. In the event fuel prices decline, the Company will not benefit from such reduced pricing to the extent of its commitment to purchase fuel under these contracts. If fuel prices decline materially below contracted prices, the Company records the loss in the period of decline. As of December 31, 1997, contracted fuel prices were lower than market fuel prices.

Registration Rights

  Pursuant to a Registration Rights Agreement, the Company's two largest stockholders each have the right, subject to certain terms and conditions, to require the Company to register their shares under the Securities Act of 1933 for offer to sell to the public (including by way of an underwritten offering). These stockholders each also have the right to join in any registration of securities of the Company (subject to certain exceptions). The Company is obligated to pay all expenses (except the stockholders' legal counsel, underwriting discounts, commissions, and transfer taxes, if any) related to successful offerings requested by a stockholder under this agreement.

Other

  The Company is the subject of various legal actions which it considers routine to its transportation business activities. Management believes, after discussion with legal counsel, that the ultimate liability of the Company under these actions will not materially affect the accompanying financial statements.

  The Company is subject to various restrictive covenants related to certain outstanding debt and lease agreements. Certain lenders have reserved the right to demand payment if, for any reason, they deem themselves insecure. Management does not believe that these obligations will be called in advance of their scheduled maturities. If they were to be called, management believes that these amounts could be refinanced with other commercial lenders without adversely impacting the Company's results of operations or liquidity.

                                PST VANS, INC.

                (INCLUDING NOTES RELATED TO UNAUDITED PERIODS)


(8) STOCKHOLDERS' EQUITY

Initial Public Offering of Common Stock

  In connection with its initial public offering, the Company sold 1,600,000 shares of common stock. The proceeds received from the offering, net of underwriting commissions and offering costs, totaled approximately $21,635,000.

Employee Stock Purchase Plan

  During December 1995, the Company implemented an Employee Stock Purchase Plan ("ESPP") entitling eligible employees of the Company to purchase 80,000 shares of the Company's common stock through payroll deductions in an amount not to exceed 15 percent of an employee's base pay. The purchase price of the common stock is the lesser of 85 percent of the market value of the common stock at the beginning or end of each of the one year offering periods. Employees can terminate their participation in an offering under the ESPP at any time prior to the end of the offering period. The ESPP allows for up to 26,666 shares of common stock (plus unissued shares from prior years) to be offered in each of the years ending December 31, 1996, 1997 and 1998. During the year ended December 31, 1997 and December 31, 1996, employees purchased 22,788 and 7,748 shares, respectively, of common stock under the ESPP.

Stock Incentive Plan

  During December 1994, the Company adopted the PST Vans, Inc., Stock Incentive Plan ("SIP") with 170,000 shares of common stock reserved for issuance thereunder. The number of shares reserved under the plan was subsequently revised to 370,000 during 1996. The Compensation Committee of the Board of Directors administers the SIP and has the discretion to determine the employees and officers who receive awards (incentive stock options, non-qualified stock options, stock appreciation rights or phantom stock awards) to be granted and the term, vesting and exercise prices.

  The Company accounts for this plan under APB Opinion No. 25, under which no compensation cost has been recognized. Had compensation cost for the SIP been determined consistent with FASB Statement No. 123, however, the Company's net income and earnings per share would have been reduced to the following pro forma amounts:

                                               1997         1996        1995
                                            -----------  -----------  ---------
   Net Income.................. As reported $(4,314,547) $(5,860,765) $ 383,649
                                Pro forma    (4,519,433)  (6,009,888)  (286,372)
   Basic EPS................... As reported $     (1.02) $     (1.39) $    0.10
                                Pro forma         (1.07)       (1.43)     (0.07)
   Diluted EPS................. As reported $     (1.02) $     (1.39) $    0.10
                                Pro forma         (1.07)       (1.43)     (0.07)

                                PST VANS, INC.

                (INCLUDING NOTES RELATED TO UNAUDITED PERIODS)


  A summary of the Company's SIP at December 31, 1997, 1996 and 1995 and changes during the years then ended is presented in the table and narrative below.

                                    1997              1996               1995
                             ------------------ ------------------ -----------------
                                      WTD. AVG           WTD. AVG          WTD. AVG
                                      EXERCISE           EXERCISE          EXERCISE
                             SHARES     PRICE   SHARES     PRICE   SHARES    PRICE
                             -------  --------- -------  --------- ------- ---------
   Outstanding at beginning
    of year................  111,000    $5.89   161,000    $6.19       --    $ --
   Granted.................  233,000     3.50    14,000     3.63   161,000    6.19
   Forfeited...............   (4,000)    6.19   (64,000)    6.16       --      --
                             -------            -------            -------
   Outstanding at end of
    year...................  340,000     4.25   111,000     5.89   161,000    6.19
                             =======            =======            =======
   Exercisable at end of
    year...................   40,000     6.03    33,950     6.06    21,783    6.08
                             =======            =======            =======
   Weighted average fair
    value of options grant-
    ed.....................  $  2.59                       $4.43             $4.69

  The 340,000 outstanding shares at the end of 1997 have exercise prices ranging between $3.38 and $7.38 per share, with a weighted average exercise price of $4.25. The grants have a pro rata vesting period of five years from the grant date and an expiration date of ten years from grant date. At December 31, 1997, 40,000 options are exercisable at a weighted average exercise price of $6.03.

  The fair value of each option granted is estimated on the date of grant using the Black-Scholes option pricing model with the following weighted-average assumptions used for grants in 1997, 1996 and 1995 respectively: risk-free interest rates of 6.18%, 6.82% and 6.53%; 0% expected dividend yields; expected lives of 8.5 years for 1997, 1996 and 1995; expected volatility of 65.00%, 56.02% and 55.70%.

(9) RELATED PARTY TRANSACTIONS

  In March 1995, the Company issued 8,473 shares of common stock in satisfaction of outstanding indebtedness in the amount of $101,680 to its Chief Executive Officer and significant stockholder. This individual was an unsecured creditor under the Plan and elected to take shares of common stock as payment of such indebtedness as provided for under the Plan.

(10) PROFIT SHARING PLAN

  The Company adopted a Profit Sharing Plan (the "PSP") for the benefit of their employees. Under the PSP, all employees who have reached the age 20 1/2 and who have completed at least six months of service with the Company are eligible to participate. The PSP allows participants to make contributions to the PSP from their compensation. The Company, at its option, may make additional contributions to the PSP on behalf of the participants. Under the PSP, participants are fully vested in their own contributions. Participants become 100 percent vested in any contributions made by the Company after seven years of service or upon reaching age 65. The Company did not make or accrue any contributions to the PSP during 1997, 1996, and 1995.

(11) SUBSEQUENT EVENT

  On July 7, 1998 PST entered into an Agreement and Plan of Merger with U.S. Xpress Enterprises, Inc. ("Enterprises") pursuant to which PST will be merged with and into a wholly owned subsidiary of Enterprises. Subject to stockholder approval, each outstanding share of PST common stock will be converted into the right to receive 0.2381 shares of Enterprises Class A common stock plus $2.71 in cash.

                   UNAUDITED PRO FORMA FINANCIAL INFORMATION

The following unaudited pro forma condensed financial statements (the "Pro Forma Financial Statements") include the unaudited pro forma condensed balance sheet as of June 30, 1998 (the "Pro Forma Balance Sheet") and the unaudited pro forma condensed statements of operations for the year ended December 31, 1997 and the six months ended June 30, 1998 (the "Pro Forma Statements of Operations").

The Pro Forma Statements of Operations give effect to the Merger as if it had been consummated on January 1, 1997. The Pro Forma Balance Sheet gives effect to the Merger as if it had been consummated on June 30, 1998.

The Merger will be accounted for using the purchase method of accounting. The aggregate purchase price for the Merger will be allocated to the tangible and intangible assets and liabilities acquired based upon their respective fair values.

The Pro Forma Financial Statements are based on the historical financial statements of Enterprises and PST and the assumptions and adjustments described in the accompanying notes. The Pro Forma Statement of Operations for the year ended December 31, 1997 has also been adjusted to include the results of Victory Express, Inc. ("Victory"), which was acquired by Enterprises in January 1998, as if that acquisition had occurred on January 1, 1997. The Pro Forma Statement of Operations for the six months ended June 30, 1998 has not been adjusted to reflect the Victory acquisition as the results of Victory prior to its acquisition are not material to the pro forma results of operations for that period. The historical financial statements of Victory are included in Amendment No. 1 on Form 8-K/A (dated April 14, 1998) to Enterprises' Form 8-K dated January 29, 1998.

The Pro Forma Financial Statements do not purport to represent what the company's results of operations or financial position actually would have been had the Merger described herein in fact been consummated on the dates indicated or to project the results of operations of financial positions for any future period or date. The Pro Forma Financial Statements are based upon currently available information and certain assumptions that management believes to be reasonable and should be read in conjunction with the historical financial statements and the accompanying notes thereto contained in the annual, quarterly and other reports filed by Enterprises and PST with the SEC and those included elsewhere in this filing or incorporated herein by reference.

                  UNAUDITED PRO FORMA CONDENSED BALANCE SHEET
                                 June 30, 1998

                                                                            Pro Forma
                                              Enterprises    PST (a)       Adjustments      Pro Forma
                                              -----------   ---------     -------------     ---------
                                                          (dollars in thousands)
              ASSETS
-------------------------------------------
CURRENT ASSETS:
  Cash and cash equivalents                    $  1,607          532        (2,000)(b)      $  1,655
                                                                             1,516 (d)
  Customer receivables, net of allowance         70,796       18,530                          89,326
  Other receivables                               5,021            -                           5,021
  Notes receivables
  Prepaid insurance and licenses                  4,350        1,201                           5,551
  Operating supplies                              4,767          508                           5,275
  Deferred income taxes                           3,717            -         1,400 (c)         5,117
  Other current assets                            2,532          476                           3,008
                                               --------     --------      --------          --------
  Total current assets                           92,790       21,247           916           114,953
                                               --------     --------      --------          --------

PROPERTY AND EQUIPMENT, net                     186,692       51,251                         237,943
                                               --------     --------      --------          --------
OTHER ASSETS:
  Goodwill, net                                  38,798        8,204        (8,204)(f)        54,278
                                                                            15,480 (h)
  Other                                           6,283          307                           6,590
                                               --------     --------      --------          --------
  Total other assets                             45,081        8,511         7,276            60,868
                                               --------     --------      --------          --------

TOTAL ASSETS                                   $324,563     $ 81,009      $  8,192          $413,764
                                               ========     ========      ========          ========

   LIABILITIES AND STOCKHOLDERS' EQUITY
-------------------------------------------
CURRENT LIABILITIES:
  Accounts payable                             $ 11,619        3,346                          14,965
  Accrued wages and benefits                      7,068            -                           7,068
  Claims and insurance accruals                   4,781        2,964                           7,745
  Other accrued liabilities                       4,735        2,690                           7,425
  Current maturities of long-term debt              263       30,973       (30,973)(g)           263
                                               --------     --------      --------          --------
    Total current liabilities                    28,466       39,973       (30,973)           37,466
                                               --------     --------      --------          --------

LONG-TERM DEBT, net of current maturities       128,655       21,958        12,500 (b)       194,086
                                                                            30,973 (g)
                                               --------     --------      --------          --------

DEFERRED INCOME TAXES                            27,967            -        (4,700)(c)        23,267
                                               --------     --------      --------          --------

OTHER LONG-TERM LIABILITIES                       1,634          902                           2,536
                                               --------     --------      --------          --------

STOCKHOLDERS' EQUITY:
  Common stock                                      150            4            11 (b)           161
                                                                                (4)(e)
  Additional paid-in capital                     86,324       49,847        18,557 (b)       104,881
                                                                             1,516 (d)
                                                                           (51,363)(e)
  Retained earnings                              51,600      (31,675)       31,675 (e)        51,600
  Notes receivable from stockholders               (233)           -                            (233)
                                               --------     --------      --------          --------
  Total stockholders' equity                    137,841       18,176           392           156,409
                                               --------     --------      --------          --------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY     $324,563     $ 81,009      $  8,192          $413,764
                                               ========     ========      ========          ========

             UNAUDITED PRO FORMA CONDENSED STATEMENT OF OPERATIONS
                     FOR THE YEAR ENDED DECEMBER 31, 1997


                                                              PRO FORMA                        PRO FORMA
                                   ENTERPRISES(9) VICTORY(1) ADJUSTMENTS   PRO FORMA   PST    ADJUSTMENTS  PRO FORMA
                                   -------------- ---------- -----------   --------- -------- -----------  ---------
                                                         (IN THOUSANDS, EXCEPT PER SHARE DATA)
OPERATING REVENUE................... $433,835        $65,251     $           $499,086  $143,737   $          $642,823
                                     --------        -------     -------     --------  --------   ------     --------
OPERATING EXPENSES:
   Salaries, Wages and Benefits.....  177,055         28,015        (588)(4)  204,482    44,360               248,842
   Fuel and Fuel Taxes..............   68,740          9,482                   78,222    22,533               100,755
   Vehicle Rents....................   28,031          3,060                   31,091     7,576                38,667
   Depreciation & Amortization......   11,584          7,592         725 (2)   19,901    12,183      127 (6)   32,211
   Purchased Transportation.........   34,351            --                    34,351    25,578                59,929
   Operating Expense & Supplies.....   27,872          4,633                   32,505     8,663                41,168
   Insurance Premiums & Claims......   14,395          2,467                   16,862    11,384                28,246
   Operating Taxes & Licenses.......    6,734          1,324                    8,058     2,776                10,834
   Communications & Utilities.......    7,192            888                    8,080     2,802                10,882
   General & Other Operating........   26,772          2,652                   29,424     5,943                35,367
                                      -------        -------     -------      -------  --------   ------     --------
      Total Operating Expenses......  402,726         60,113         137      462,976   143,798      127      606,901
                                      -------        -------     -------      -------  --------   ------     --------

INCOME (LOSS) FROM OPERATIONS.......   31,109          5,138        (137)      36,110       (61)    (127)      35,922
                                      -------        -------     -------      -------  --------   ------     --------

OTHER INCOME AND (EXPENSES):
   Interest Expense.................   (5,552)          (787)     (3,640)(3)   (9,979)   (4,360)     215 (7)  (14,124)
   Other Income (Expense)...........       35              6                       41       105                   146
                                      -------        -------     -------      -------  --------   ------     --------
                                       (5,517)          (781)     (3,640)      (9,938)   (4,255)     215      (13,978)

Income (Loss) Before Provision For
 Income Taxes.......................   25,592          4,357      (3,777)      26,172    (4,316)      88       21,944

(Provision) Benefit for Income
 Taxes..............................  (10,230)        (1,854)      1,401 (5)  (10,683)     --      1,558 (8)   (9,125)
                                      -------        -------     -------     --------  --------   ------     --------

NET INCOME (LOSS)................... $ 15,362        $ 2,503     $(2,376)    $ 15,489  $ (4,316)  $1,646     $ 12,819
                                     ========        =======     =======     ========  ========   ======     ========

Other financial data:
 Earnings per share - basic......... $   1.17                                                                $   0.90
 Weighted average number of shares
    outstanding - basic.............   13,126                                                                  14,226
 Earnings per share - diluted....... $   1.16                                                                $   0.89
 Weighted average number of shares
    outstanding - diluted...........   13,236                                                                  14,336

             UNAUDITED PRO FORMA CONDENSED STATEMENT OF OPERATIONS

                     FOR THE SIX MONTHS ENDED JUNE 30, 1998


                                                              Pro Forma
                                     Enterprises     PST     Adjustments   Pro Forma
                                     -----------   --------  -----------   ---------
                                      (dollars in thousands, except per share data)
OPERATING REVENUE                       $262,343   $70,880   $             $333,223

OPERATING EXPENSES:
   Salaries, Wages and Benefits          108,170    19,625                  127,795
   Fuel and Fuel Taxes                    37,131     8,576                   45,707
   Vehicle Rents                          15,833     1,219                   17,052
   Depreciation & Amortization            11,184     5,795          64(6)    17,043
   Purchased Transportation               23,662    17,425                   41,087
   Operating Expense & Supplies           16,318     5,342                   21,660
   Insurance Premiums & Claims             8,840     4,563                   13,403
   Operating Taxes & Licenses              4,312     1,410                    5,722
   Communications & Utilities              4,169       809                    4,978
   General & Other Operating              13,870     3,092                   16,962
                                         -------    ------      ------      -------
      Total Operating Expenses           243,489    67,856          64      311,409
                                         -------    ------      ------      -------

INCOME FROM OPERATIONS                    18,854     3,024         (64)      21,814
                                         -------    ------      ------      -------

OTHER INCOME AND (EXPENSES):
   Interest Expense                       (3,962)   (2,399)        108(7)    (6,253)
   Other Income (Expense)                     50        31                       81
                                         -------    ------      ------      -------
                                          (3,912)   (2,368)        108       (6,172)
                                         -------    ------      ------      -------

Income Before Provision For
 Income Taxes                             14,942       656          44       15,642

Provision for Income Taxes                (5,976)      (25)       (231)(8)   (6,232)
                                         -------    ------      ------      -------

NET INCOME                              $  8,966   $   631       ($187)    $  9,410
                                        ========   =======      ======     ========

Earnings per share - basic              $   0.60                           $   0.58
Weighted average number of shares
   outstanding - basic                    15,043                             16,143
Earnings per share - diluted            $   0.59                           $   0.58
Weighted average number of shares
   outstanding - diluted                  15,155                             16,255

              NOTES TO UNAUDITED PRO FORMA CONDENSED BALANCE SHEET
                 (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)

(a) Certain historical balances for PST have been reclassified or condensed for purposes of this pro forma presentation.

(b)  Reflects common stock issued and cash paid to acquire PST:

        Common stock to be issued (1,100,000 shares at $16.88
         per share, the closing price of Enterprises Class A
         Common Stock at July 7, 1998)................................. $18,568

        Cash to be paid:

            Cash portion of purchase price (financed through
             Enterprises' long-term credit facility)..................   12,500

            Estimated acquisition and transaction expenses............    2,000
                                                                        -------
                                                                        $33,068
                                                                        =======

(c) To reverse PST's valuation allowance on deferred tax assets of approximately $6,100, which are anticipated to be realized.

(d) Represents the expected proceeds of $1,516 from the exercise of the PST stock options at the average price per share of $4.32 simultaneous with change of control.

(e) Reflects the elimination of PST's equity balances, including the expected proceeds from the stock options described in (d).

(f)  To write off PST's historical goodwill.

(g) To reflect the refinancing of PST's debt through Enterprises' long-term credit facility.

(h) The excess of cost over fair value of the net tangible assets acquired is computed as follows:

          Purchase price from (b) above...............................  $33,068
                                                                        -------

          Historical net book value of PST............................   18,176

          Adjustments to historical value:

            Write off of goodwill.....................................   (8,204)

            Reversal of PST valuation allowance on deferred tax assets,
             which are expected to be realized........................    6,100

            Expected proceeds from stock options described in (d).....    1,516
                                                                        -------
                                                                         17,588
                                                                        -------
          Excess of cost over fair value of net assets acquired.......  $15,480
                                                                        =======

                    NOTES TO UNAUDITED PRO FORMA CONDENSED
                         STATEMENTS OF OPERATIONS
                            (DOLLARS IN THOUSANDS)

VICTORY

  (1) Reflects the results of operations of Victory Express for the year ended December 31, 1997.

  (2) To record the amortization of goodwill related to the acquisition and adjust depreciation.

  (3) To record the interest expense related to the debt incurred to finance the acquisition.

  (4) To record reduction in salary of majority shareholder of Victory Express to $200.

  (5) To record tax effect of Pro Forma Adjustments, (2) through (4) above.

PST

  (6) Reflects the incremental amortization of goodwill related to the Merger


  (7) Reflects the following:

                                                      YEAR ENDED  SIX MONTHS
                                                       12/31/97  ENDED 6/30/98
                                                      ---------- -------------
      Savings from refinancing of PST debt at Enter-
       prises' borrowing rates.......................  $(1,073)      $(538)
      Additional incremental interest resulting from
       borrowing of $12,500 to purchase PST..........      858         430
                                                       -------       -----
                                                       $  (215)      $(108)
                                                       =======       =====

  (8) Reflects the net additional tax expense (benefit) as the result of the Merger at an effective tax rate of 38% for the year ended December 31, 1997 and the six months ended June 30, 1998.

ENTERPRISES

  (9) Effective December 31, 1997, Enterprises changed its year-end to December 31 from March 31. As a result, its period-ending December 31, 1997 was a nine month period. For purposes of the Pro Forma Statement of Operations for the year ended December 31, 1997, Enterprises has used the results of operations for the twelve month period ended December 31, 1997.

(c)    Exhibits:

Exhibit No.                   Description
-----------                   -----------
   2* Agreement and Plan of Merger dated as of July 7, 1998 among U.S. Xpress Enterprises,
                   Inc., PST Acquisition Corp. and PST Vans,
                   Inc.

  23               Consent of independent public accountants

  99**             Press Release dated August 28, 1998

 * Incorporated by reference to the Registration Statement of U.S. Xpress Enterprises, Inc. on Form S-4 as filed on July 30, 1998 (Registration No. 333-59377).

** Incorporated by reference from exhibit with the same number to the Registrant's Current Report on Form 8-K, as filed with the Commission on September 14, 1998.

                                   SIGNATURES
                                   ----------

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                    U.S. XPRESS ENTERPRISES, INC.

September 18, 1998                  By: /s/ Ray M. Harlin
                                        -----------------------------------
                                        Ray M. Harlin, Executive Vice President,
                                        Chief Financial Officer